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                                   [BDO LOGO]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Multimedia K.I.D., Inc. and Subsidiaries
Petach Tikva, Israel

We hereby consent to the incorporation by reference in the registration statement on Form S-3 (file #333-38010) filed on May 30, 2000 as to the use of our report dated September 22, 2000 with respect to the consolidated financial statements of Multimedia K.I.D., Inc. and subsidiaries included in the Form 10-KSB as filed with the Securities and Exchange Commission.



BDO Interational

/s/ BDO International
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Tel-Aviv, Isreal

September 28, 2000